CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus/Information Statement and "Independent Registered Public Accounting Firm" in the Statement of Additional Information in this Registration Statement (Form N-14)(File Nos. 333-59692 and 811-07584) of Rydex Series Funds, the captions "Financial Highlights" in the A-Class, C-Class and H-Class Prospectuses with respect to the Absolute Return Strategies Fund and Hedged Equity Fund series of Rydex Series Funds dated August 1, 2008, incorporated by reference in this Registration Statement, and the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information with respect to the Absolute Return Strategies Fund and Hedged Equity Fund series of Rydex Series Funds dated August 1, 2008, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of Rydex Series Funds of our report on the Absolute Return Strategies Fund and Hedged Equity Fund of Rydex Series Funds dated May 29, 2008, included in the 2008 Annual Report to shareholders.

/s/ ERNST & YOUNG LLP
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McLean, Virginia
March 13, 2009